     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2002.
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                                  NETGURU, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             22-2356861
------------------------------                                 ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 (714) 974-2500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            -------------------------
                                  AMRIT K. DAS,
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 (714) 974-2500
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                GREGG AMBER, ESQ.
                          NATALIE SIBBALD DUNDAS, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, SUITE 1400
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   From time to time after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]

                                             CALCULATION OF REGISTRATION FEE
============================== =================== ======================= ====================== ===================
                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO           OFFERING PRICE            AGGREGATE           REGISTRATION
 SECURITIES TO BE REGISTERED    BE REGISTERED(1)        PER SHARE(2)         OFFERING PRICE(2)           FEE
------------------------------ ------------------- ----------------------- ---------------------- -------------------
Common stock, $.01 par value          325,000      $            4.125         $ 1,340,625.00         $ 320.41
============================== =================== ======================= ====================== ===================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee payable pursuant hereto, as determined in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share as reported on The Nasdaq National Market on March 22, 2002.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED MARCH 26, 2002

PROSPECTUS



                                  NETGURU, INC.

                         325,000 SHARES OF COMMON STOCK

         This prospectus relates to the resale of our common stock by the selling security holders listed on page 15.

         The price of the common stock being offered by the selling security holders may vary, depending on market conditions. We will not receive any of the proceeds from the sale of the shares by the selling security holders.

         There is an existing market for these shares. Our common stock is traded on The Nasdaq National Market System under the symbol "NGRU." The last reported sales price of our common stock on March 22, 2002, was $4.14 per share.

                            -------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            -------------------------

         The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and the selling security holders are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                            -------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 THE DATE OF THIS PROSPECTUS IS ________, 2002.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling security holders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                            -------------------------

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY.............................................................3
THE OFFERING...................................................................4
RISK FACTORS...................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................13
SELLING SECURITY HOLDERS......................................................15
PLAN OF DISTRIBUTION..........................................................16
USE OF PROCEEDS...............................................................17
EXPERTS.......................................................................17
LEGAL MATTERS.................................................................17
WHERE YOU CAN FIND MORE INFORMATION...........................................17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................17

                            -------------------------

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

                                   OUR COMPANY

         We were incorporated in 1981 under the name Research Engineers, Inc. and changed our name to netGuru, Inc. in 2000. We are an integrated Internet technology and services company providing:

         o Internet-based information technology, or IT, services to companies worldwide;

         o Internet and personal computer-based engineering software products to businesses worldwide;

         o Internet commerce through our portal network, NETGURUINDIA.COM, which is focused on the "global Indian" community, consisting of resident Indians and persons of Indian origin, or PIOs; and

         o        Digital media and animation products and services.

         We have been providing computer-aided engineering software solutions to our customers for over 20 years. For the past 18 years, we have supported our engineering software business with our India-based software programming and IT resources. In 1999, we acquired two IT service companies in the U.S., further expanding our IT resources and capabilities. With our experience in India and our understanding of the global Indian community, we began offering our Internet portal services in 1999. In addition, based upon our knowledge and understanding of the engineering software market, combined with our Internet technology resources and experience, we launched WEBENGINEERS.COM, an engineering portal posting our engineering software applications online and providing applications services provider, or ASP, services to engineering software providers and their licensees worldwide.

         We provide a full suite of IT consulting services to our customers from our IT services divisions in the Silicon Valley and the Boston area. We support our IT services operations with our offshore facility in India. Our IT consulting customers include companies such as General Electric, Fidelity, Netscape, Sun Microsystems, Cisco Systems and Hewlett Packard. We have positioned our company to capitalize on our IT services methodology in order to provide Internet-based IT consulting services to businesses worldwide and to enable us to provide business-to-business Web solutions in India.

         We develop and market cost-effective, high-quality engineering software solutions. Our comprehensive line of structural, mechanical, civil and process/piping engineering software products provide our customers with fully-integrated, easy-to-use design automation and analysis solutions. We currently license our software products to more than 20,000 companies accounting for over 50,000 software installations. Based on our customer surveys, we estimate that there are approximately 150,000 users at these installations worldwide. Our customers include: Bechtel Corporation, British Telecom, Jet Propulsion Laboratories, Exxon Corporation, Flour Daniel, Inc., General Dynamics, NASA, Rocketdyne, Siemens AG and Toyo Engineering.

         In April 2000, we acquired Allegria Software, Inc., a company with Internet technology resources and online collaborative software. This acquisition, combined with our Web-enabling technology, allows us to offer to our current and prospective customers our engineering software products online with real-time, online collaboration through our WEB4ENGINEERS.COM portal. Our WEB4ENGINEERS.COM portal offers ASP services, including applications hosting, data hosting and portal services for engineering companies worldwide.

         Our Internet portal, NETGURUINDIA.COM, currently provides Internet commerce services, including travel, telecommunications and gifts, to PIOs through destinations that address the specific Indian cultural and ethnic needs of the targeted communities. Our portal network provides comprehensive digitally-rich media content and e-commerce services for PIOs, including direct-to-customer, fulfillment and Internet tools such as chat rooms and other digital communication capabilities.

         We have developed proprietary digital multi-media expertise and resources in our studios in Calcutta, India and in the U.S. to offer our entertainment, advertising and corporate customers animation software such as AXA Web, digital multi-media, and features and other digital products and services worldwide. We plan to further enrich our offerings by providing full motion video and sound through internet portals, allowing users to view content in full-screen format on a user's computer without distortion or degradation of either video or sound quality.

         Our principal offices are located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887 and our telephone number is (714) 974-2500.

                                  THE OFFERING

Common stock offered by the
selling security holders                    325,000 shares

Use of Proceeds                             We will not receive any of the
                                            proceeds from the sale of shares in
                                            this offering.

Risk Factors                                You should read the "Risk Factors,"
                                            beginning on page 5, as well as
                                            other cautionary statements
                                            throughout this prospectus, before
                                            investing in the shares.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

WE HAVE RECENTLY EXPANDED INTO NEW LINES OF BUSINESS AND MAY EXPAND INTO OTHER LINES OF BUSINESS. WE HAVE A LIMITED OPERATING HISTORY AND LACK EXPERIENCE IN THESE NEW LINES OF BUSINESS MAKING IT DIFFICULT FOR US TO PREDICT OUR FUTURE SUCCESS.

         We have only recently diversified our business and are now offering Internet commerce services for the PIO community, Internet-based IT business-to-business services, telephony services to the PIO community and ASP services to engineering software providers and their users worldwide. We intend to provide integrated communications services to and from India to consumers, carriers and businesses. As a result, we have limited or no operating histories in each of these new or proposed lines of business and therefore, our historical financial information is of limited value in projecting our future results. Our future success in these new markets which we have recently entered and plan to enter in the future is, therefore, difficult to evaluate.

OUR NEW LINES OF BUSINESS MAY BE DIFFICULT TO INTEGRATE WITH OUR HISTORICAL CORE BUSINESSES.

         We have been in the engineering software business for approximately 20 years and our two recently acquired IT consulting businesses have a combined 10 years of operating experience. We have only recently entered the Internet commerce services, Internet-based IT business-to-business services, telephony services and engineering ASP services markets. In the future, we may expand into the integrated Indian-focused communications markets. Our expansion into these new and proposed lines of business may be particularly difficult for us to manage and acquisitions in these fields may be more difficult for us to integrate, at least initially, because they involve different disciplines and require different expertise than our core businesses. In addition, this expansion may detract management's time and attention away from our core businesses. If we are not able to attain the level of expertise and reputation in these fields that we believe we have attained in the engineering software field, and, through our acquisitions within the IT consulting field, our business, financial condition and operating results could be adversely affected.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR EXPANDED OPERATIONS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         We have experienced rapid growth in the past few years in some of our new lines of business and expect to continue to experience rapid growth in all of our new and proposed lines of business over the next several years. This growth has placed, and will continue to place, a significant strain on our management and other resources. Our ability to manage our growth will require us to continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. Among other things, we will need to hire and integrate new managers and install and operate new or enhanced accounting, financial management and information systems. If we are unable to manage our growth effectively, the quality of our products and services, our ability to identify, hire and retain key personnel and our business, financial condition and operating results could be adversely affected.

OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN OUR CURRENT MANAGEMENT TEAM AND RECRUIT ADDITIONAL KEY MANAGEMENT AND TECHNICAL PERSONNEL.

         Our future success depends to a large extent upon the continued services of key managerial and technical employees and our ability to recruit, assimilate and retain other highly qualified employees. Competition for personnel is intense. There can be no assurance that we will be able to recruit, assimilate and retain such personnel. The loss of the services of any of our key employees or our inability to recruit and retain quality personnel could have a material adverse effect on our business. We do not currently maintain life insurance on the lives of any of our key employees.

THE MARKETS IN WHICH WE CURRENTLY AND PLAN TO COMPETE ARE HIGHLY COMPETITIVE AND WE EXPECT THE MARKET TO BECOME MORE COMPETITIVE IN THE FUTURE, WHICH COULD RESULT IN SIGNIFICANT PRICE COMPETITION, REDUCED REVENUES, LOWER PROFIT MARGINS OR LOSS OF MARKET SHARE.

         The Internet portal services, Internet-based IT business-to-business consulting services, Internet-based engineering software products and services and telephony services markets are each highly competitive. These markets may experience pricing and margin pressure, which as a result, could adversely effect our operating results and financial position. A number of companies offer products and services within the same markets that we target. The market for Internet-based products and services is characterized by an increasing number of entrants due to low start-up costs. Some of our competitors and potential competitors have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than us. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance. Our future success will depend significantly upon our ability to increase our share of our target markets and sell additional products, product enhancements and services to our customers. We may not be able to compete successfully, and competition may result in decreases in:

         o        the prices we receive for our products and services;

         o        our revenues;

         o        the number of visitors to our site;

         o        our profit margins; or

         o        our market share.

         Any of these decreases could adversely affect our business and results of operations.

IN ORDER TO COMPETE SUCCESSFULLY, WE MUST KEEP PACE WITH THE RAPID CHANGES INVOLVING TECHNOLOGY AND THE INTERNET.

         We currently compete in the Internet commerce services, Internet-based IT business-to-business consulting services, Internet-based engineering software products and services and telephony services market. We plan to compete in the integrated communications markets. Each of these markets is characterized by rapid technological advances, changes in customer requirements and frequent new product and services introductions and enhancements. Our future success will depend upon our ability to enhance our current products and services and to develop and introduce new products and services that keep pace with technological developments, respond to the growth in the Internet, encompass evolving customer requirements and achieve market acceptance. Any failure on our part to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness, revenues, profit margins or market share. There is no assurance that new products or product enhancements which we develop will achieve market acceptance.

IF WE DO NOT BUILD BRAND NAME AND REPUTATION QUICKLY, OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS COULD BE ADVERSELY AFFECTED.

         We believe it is critical to establish, maintain and strengthen our reputation and brand in order to establish and expand our customer base. We also believe that as the markets in which we currently compete and plan to compete become increasingly competitive, the importance of reputation and brand will increase. If our initial brand-building efforts are unsuccessful, we may not experience an increase in Internet traffic needed to generate sufficient revenues to offset the increase in marketing expenses. As a result, our operating results and financial condition could be adversely affected. Our Internet portal will be more attractive to advertisers if we have a large audience of consumers with demographic characteristics that advertisers perceive as favorable. Therefore, we intend to introduce additional and enhanced commerce offerings, interactive tools and other services and features in the future in an effort to retain our current subscribers and users and to attract new ones. Our reputation and brand name could be adversely affected if we are unable to enhance our Internet portal successfully.

THE UNPREDICTABILITY OF OUR QUARTERLY OPERATING RESULTS MAY CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE.

         Our quarterly operating results have varied in the past and may continue to fluctuate significantly in the future due to a number of factors, many of which are beyond our control. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline. Fluctuations in our operating results may result from a number of factors, including the following:

         o the level of e-commerce activity on our special interest portal targeted to PIO's;

         o the number of purchasers of our phone cards and the level of usage by those purchasers;

         o the level of demand for Internet-based IT business-to-business consulting services and Internet-based engineering software products and services;

         o        the acceptance of online hosting of engineering applications;

         o the prices which we are able to charge for our products and services;

         o costs related to possible acquisitions of new technologies and businesses;

         o changes affecting the telecommunication infrastructure in India, the Internet generally or the operation of our Web sites;

         o the amount and timing of capital expenditures and other costs relating to the expansion of our Internet network; and

         o        general economic conditions.

         Many of our expenses are relatively fixed in the short-term. We cannot assure you that our revenues will increase in proportion to any increase in our expenses. We may be unable to adjust spending quickly enough to offset any unexpected revenues shortfall. This could lead to a shortfall in revenues in relation to our expenses.

WE RELY ON A THIRD-PARTY COMMUNICATIONS INFRASTRUCTURE OVER WHICH WE HAVE NO CONTROL.

         If the quality and maintenance of the third-party communications infrastructure on which we rely suffers, our service could be disrupted, our reputation could be harmed and we could lose customers. This infrastructure is used to carry our voice traffic. We have no control over whether the infrastructure on which we rely will be adequately maintained by these third parties or whether these third parties are able to upgrade or improve their equipment and prevent it from becoming obsolete. If these third parties fail to maintain, upgrade or improve their equipment, our business may be materially harmed.

WE COULD EXPERIENCE SYSTEM FAILURES THAT PREVENT US FROM OPERATING OUR INTERNET BUSINESS.

         Our business depends on the efficient and uninterrupted operation of our computer hardware and software systems. In addition, we rely on the Internet and, accordingly, depend upon the continuous, reliable and secure operation of Internet servers, related hardware and software and network infrastructure such as lines leased from service providers operated by the government of India. We have a back-up data facility. Although we have designed our system for complete redundancies of all major computer components, we cannot assure you that our system will be fail-safe. As a result, failure of key primary or back-up systems to operate properly could lead to a loss of customers, damage to our reputation and violations of our Internet service provider license and contracts with corporate customers. These failures could also lead to a decrease in the value of our common stock, significant negative publicity and litigation.

         Our Internet service provider license requires that we provide an acceptable level of service quality and that we remedy customer complaints within a specified time period. Our computer and communications hardware are protected through physical and software safeguards. However, they remain vulnerable to fire, storm, flood, power loss, power surges, telecommunications failures, physical or software break-ins, software viruses and similar events. We do not carry business interruption insurance to protect us in the event of a catastrophe, even though such an event could lead to a significant negative impact on our business. Any sustained disruption in Internet access provided by third parties could also have a material adverse effect on our business.

FINANCIAL STATEMENTS OF OUR FOREIGN SUBSIDIARIES ARE PREPARED USING THE RELEVANT FOREIGN CURRENCY, WHICH MUST BE CONVERTED INTO U.S. DOLLARS FOR INCLUSION IN OUR CONSOLIDATED FINANCIAL STATEMENTS. AS A RESULT, EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY IMPACT OUR REPORTED RESULTS OF OPERATIONS.

         We have established and acquired several international subsidiaries, which prepare their balance sheets in the relevant foreign currency. In order to be included in our consolidated financial statements, these balance sheets are converted, at the then current exchange rate, into U.S. dollars and the statements of operations are converted using weighted average exchange rates for the applicable periods. Therefore, exchange rate fluctuations can have a detrimental effect on our reported operating results. We do not engage in hedging activities to protect against the risk of currency fluctuations. Foreign currency denominated sales may result in gains and losses on the conversion to U.S. dollars. We have historically denominated sales by our foreign subsidiaries in the local currency.

OUR COMMITMENT OF SIGNIFICANT RESOURCES AND EXPANSION OF OUR ACTIVITIES IN INDIA COULD PROVE TO BE UNPROFITABLE DUE TO RISKS INHERENT IN INTERNATIONAL BUSINESS ACTIVITIES.

         Sales of our products and services to customers located outside the U.S. accounted for approximately 19.1% and 28.9% of our net revenue for the fiscal years ended March 31, 2001 and March 31, 2000, respectively. We are subject to a number of risks associated with international business activities that could adversely affect our operations in India and slow our growth. These risks generally include, among others:

         o        difficulties in managing and staffing our Indian operations;

         o difficulties in obtaining or maintaining regulatory approvals or in complying with Indian laws;

         o reduced or less certain protection for intellectual property rights:

         o        increased collection risks;

         o        differing technological advances, preferences or requirements;

         o        trade restrictions;

         o        foreign currency fluctuations; and

         o general economic conditions, including instability, in the Indian market.

         Any of these risks could adversely affect our business and results of operations.

THE INDIAN GOVERNMENT MAY CHANGE ITS REGULATION OF OUR BUSINESS OR THE TERMS OF OUR LICENSE TO PROVIDE INTERNET ACCESS SERVICES, EITHER OF WHICH COULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

         Our business is subject to regulation under Indian law and our Internet service provider license is also subject to regulation. These regulations include the following:

         o        Our Internet service provider license has a term of 15 years;
                  we have no assurance that the license will be renewed. If we are unable to renew our Internet service provider license in 2015 for any reason, we will be unable to operate as an Internet service provider in India and will lose one of our sources of revenue.

         o The government of India and the Telecom Regulatory Authority of India, or TRAI, maintain the right to regulate the prices we charge our subscribers. The success of our business model depends on our ability to price our services at levels that we believe are appropriate. If the government or the TRAI sets a price floor, we may not be able to attract and retain subscribers. Likewise, if the government or the TRAI sets a price ceiling, we may not be able to generate sufficient revenues to fund our operations.

         o The government of India maintains the right to take over our entire operations or revoke, terminate or suspend our license for national security and similar reasons without compensation to us. If the government of India were to take any of these actions, we would be prevented from conducting a significant part of our business.

         We had outstanding performance guarantees for various statutory purposes totaling approximately $428,000 as of March 31, 2001. These guarantees are generally provided to government agencies, as security for compliance with and performance of terms and conditions contained in an Internet service provider license towards the supply and installation of an e-commerce platform. These guarantees may be seized by the governmental agencies if they suffer any losses or damage by reason of our failure to perform our obligations. Any failure on our part to comply with governmental regulations and the terms of our Internet service provider license could result in the loss of our license and any amount outstanding as performance guarantees, which would also prevent us from carrying on a significant part of our business. Further, additional laws regulating telecommunications, electronic records, the enforceability of electronic documents and the liability of network service providers are under consideration and if enacted, could impose additional restrictions on our business.

IF THERE IS A CHANGE IN THE CURRENT INDIAN GOVERNMENT POLICY FAVORING DEREGULATION, OUR BUSINESS COULD BE HARMED.

         During the past decade, the government of India has pursued policies of economic liberalization, including significant relaxation of restrictions on the private business sector. Although the Indian government has changed three times since 1996 the policies of economic liberalization have continued. The current government has continued these policies of liberalization and deregulation, which have resulted in significantly increased opportunities for publicly and privately held businesses in the Internet access and telecommunications markets in which we operate in India. Although there are no indications that these trends will not continue, there can be no assurance that the current government will remain in power or that these policies will continue. A significant change in the Indian government's policies could materially adversely affect our business and results of operations.

CONFLICTS INVOLVING INDIA COULD ADVERSELY AFFECT THE INDIAN ECONOMY AND HARM OUR BUSINESS.

         South Asia has from time to time experienced civil unrest and hostilities among neighboring countries, including India and Pakistan. In April 1999, India and Pakistan conducted long-range missile tests. Since May 1999, military confrontations between India and Pakistan have occurred in the disputed Himalayan region of Kargill. Further, in October of 1999, the leadership of Pakistan changed as a result of a coup led by the military. Additionally, the recent terrorist attack on the Indian parliament has heightened the tensions between India and Pakistan. If a conflict involving India and any of its neighboring countries should occur, it could have an adverse affect on the Indian economy and our business would be adversely affected.

BANDWIDTH CAPACITY IN INDIA IS LIMITED AND MAY LIMIT THE GROWTH OF THE INTERNET IN INDIA AND SLOW OUR GROWTH.

         Bandwidth capacity, which is the measurement of the volume of data capable of being transported in a communications system in a given amount of time, is limited in India. The current limited bandwidth capacity in India may severely limit the quality and desirability of using the Internet in India and, in turn, may slow our growth.

WE MAY BE LIABLE TO THIRD PARTIES FOR INFORMATION RETRIEVED FROM THE INTERNET.

         Because users of our Internet access services and visitors to our portal network may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. Others could also sue us for the content and services that are accessible from our portal network through links to other Web sites or through content and materials that may be posted by our users in chat rooms or bulletin boards. We do not carry insurance to protect us against these types of claims, and there is no precedent on Internet service provider liability under Indian law.

OUR BUSINESS MAY NOT BE COMPATIBLE WITH DELIVERY METHODS OF INTERNET ACCESS SERVICES DEVELOPED IN THE FUTURE.

         We face the risk that fundamental changes may occur in the delivery of Internet access services. Currently, Internet services are accessed primarily by computers and are delivered by modems using telephone lines. As the Internet becomes accessible by cellular telephones, personal data assistants, television set-top boxes and other consumer electronic devices, and becomes deliverable through other means involving coaxial cable or wireless transmission media, we will have to develop new technology or modify our existing technology to accommodate these developments. Our pursuit of these technological advances, whether directly through internal development or by a third party license, may require substantial time and expense. We may be unable to adapt our Internet service business to alternate delivery means and new technologies may not be available to us at all.

OUR PRODUCT AND SERVICE OFFERINGS MAY NOT BE COMPATIBLE WITH INDUSTRY STANDARDS DEVELOPED IN THE FUTURE.

         Our ability to compete successfully depends upon the continued compatibility and interoperability of our services with products and architectures offered by various vendors. Although we intend to support emerging standards in the market for Internet access, industry standards may not be established and, if they become established, we may not be able to conform to these new standards in a timely fashion or maintain a competitive position in the market. The announcement or introduction of new products or services by us or our competitors and any change in industry standards could cause customers to defer or cancel purchases of existing products or services.

ONLINE SECURITY BREACHES COULD HARM OUR BUSINESS.

         Security breaches of our systems and network infrastructure, or the perception that they could occur, could harm our business and reputation. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. If our security measures are circumvented, the security of confidential information stored on our systems could be jeopardized, proprietary information could be misappropriated and interruptions in our operations could result. We may be required to make significant additional investments and efforts to protect against or remedy security breaches. A material security breach could damage our reputation or result in liability to us, and we do not carry insurance that protects us from this kind of loss.

THE TELECOMMUNICATIONS INFRASTRUCTURE IN INDIA IS DEVELOPING AND MAY NOT BE RELIABLE.

         The legal framework for telecommunications businesses in India is developing and may change in ways that would adversely affect our ability to operate and grow our business in India. Laws and regulations may be introduced in India governing various aspects of the industry and the use of the Internet as a medium for conducting business. We cannot predict the effect of further developments in the Indian legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or their interpretation or enforcement, or the preemption of local regulations by national laws.

U.S. FEDERAL OR STATE GOVERNMENTS MAY INCREASE TELEPHONY REGULATION, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         Our provision of telecommunications services is subject to government regulation in the U.S. Federal law regulates international and interstate telecommunications, while states have jurisdiction over telecommunications that originate and terminate within the same state. Changes in existing policies or regulations by Congress, by the Federal Communications Commission, or FCC, or any state could materially adversely effect our financial condition or results of operations. There can be no assurance that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on our business, financial condition or operating results.

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

         The market prices of securities of technology-based companies like ours, particularly Internet-related companies, currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. Our market price may continue to exhibit significant fluctuations in response to the following factors, some of which are beyond our control:

         o        variations in our quarterly operating results;

         o deviations in our results of operations from the estimates of securities analysts;

         o changes in securities analysts' estimates of our financial performance;

         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

         o economic conditions specific to the Internet and online commerce products and services;

         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

         o        regulatory developments;

         o        additions or departures of key personnel; and

         o        future sales of our common stock or other securities.

         In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND ADEQUATE FINANCING MAY NOT BE AVAILABLE.

         Our future capital and operating requirements will depend upon many factors, including sales and marketing efforts, the development of new products and services, possible future strategic acquisitions, the progress of our research and development efforts, and the status of competitive products and services. We believe that current and future available capital resources will be adequate to fund our operations for the foreseeable future. However, to the extent we are in need of any additional financing, there can be no assurance that any such additional financing will be available to us on acceptable terms, or at all. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders may result. If adequate funds are not available, we may be required to delay, scale back or eliminate our research and development program and our marketing efforts or to obtain funds through arrangements with partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could adversely affect our business, financial condition and results of operations.

OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF OUR COMPANY POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER STOCK PRICES FOR YOUR SHARES.

         Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares without any further vote or action by our stockholders. As of March 31, 2001, no shares of preferred stock were outstanding. The issuance of preferred stock in the future, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control of our company. Furthermore, such preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance thereof could adversely affect the market value of our common stock. We have no present plans to issue shares of preferred stock.

THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK AND THE ANTI-TAKEOVER EFFECTS OF DELAWARE LAW COULD ADVERSELY AFFECT THE PERFORMANCE OF OUR STOCK.

         As of March 15, 2002, our executive officers and directors and their family members together beneficially owned approximately 48.3% of the issued and outstanding shares of our common stock. As a result, such persons will have the ability to exert significant control over our affairs and over the election of directors. This concentration of ownership may have the effect of delaying or preventing a change in control of our company. In addition, Section 203 of the Delaware, or DGCL, General Corporation Law prohibits us from engaging in certain business combinations with interested stockholders, as defined by statute. These provisions may have the effect of delaying or preventing a change in control of our company without action by our stockholders, and therefore could adversely affect the price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, and our Quarterly Reports on Forms 10-QSB for the quarters ended June 30, September 30 and December 31, 2001, which reports are incorporated herein by reference, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance. The forward-looking statements and associated risks may include, relate to, or be qualified by other important factors, including, without limitation:

         o our ability to transition into new lines of business as planned;

         o our ability to become a leading integrated Internet technology and services company addressing the global Indian market, the worldwide information technology services market and the worldwide Internet engineering software market;

         o our ability to successfully market and sell applications service provider, or ASP, services through our recently launched engineering Internet portal;

         o        market growth;

         o        new competition;

         o        competitive pricing;

         o        new technologies;

         o our ability to successfully implement our future business plans;

         o statements about our business strategy and our expansion strategy;

         o our ability to attract strategic partners, alliances and advertisers;

         o uncertainties relating to economic conditions in the markets in which we currently operate and in which we intend to operate in the future;

         o        our ability to hire and retain qualified personnel;

         o        our ability to obtain capital, if required;

         o our ability to successfully implement our brand building campaign;

         o        the risks of uncertainty of trademark protection;

         o our plans for expanding our Internet portal network and the services offered through such network;

         o our plans regarding our telephony infrastructure and service offerings;

         o our beliefs regarding the growth of Internet usage within the global Indian community;

         o our beliefs regarding the demand for our products and our competitive advantages;

         o        the negative impact of economic slowdowns and recessions; and

         o risks associated with existing and future governmental regulation to which we are subject.

         We do not undertake to update, revise or correct any forward-looking statements.

         Results actually achieved may differ materially from expected results in these statements. Several of these risks are discussed in greater detail in the "Risk Factors" section set forth above. Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income (loss) or growth in net income (loss), to differ materially from prior results.

                            SELLING SECURITY HOLDERS

GENERAL

         This prospectus covers the offer and sale by the selling security holders of 325,000 shares of our common stock. There are four selling security holders. The selling security holders are acting individually, not as a group. We have engaged three of the selling security holders (Mr. Murphy, Ms. Mayers and Ms. Nussenbaum) to provide consulting services to netGuru, Inc. Rutan & Tucker, LLP serves as our outside counsel. Other than as described above, none of the selling security holders or their affiliates has held any position, office or other material relationship with us. The following table sets forth, to our knowledge, certain information about the selling security holders as of March 22, 2002.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of our common stock subject to options or warrants currently exercisable, or exercisable within 60 days after March 22, 2002, are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 17,265,850 shares of common stock actually outstanding as of March 22, 2002.

                                                    SHARES OF COMMON                               SHARES OF
                                                    STOCK BENEFICIALLY                           COMMON STOCK
                                                      OWNED PRIOR            SHARES OF         BENEFICIALLY OWNED
                                                      TO  OFFERING          COMMON STOCK        AFTER OFFERING(1)
              NAME AND ADDRESS                    ----------------------       BEING          ----------------------
         OF SELLING SECURITY HOLDER               NUMBER      PERCENTAGE    REGISTERED        NUMBER      PERCENTAGE
         --------------------------               ------      ----------    ----------        ------      ----------
Leo Murphy                                          100,000         *           100,000              0       --
1720 Candlestick Lane
Newport Beach, CA 92660

Paula Jane Mayers                                   100,000         *           100,000              0       --
9121 Atlanta Avenue, Suite 339
Huntington Beach, CA 92549

Sharon R. Nussenbaum                                100,000         *           100,000              0       --
1108 Goldenrod
Corona del Mar, CA 92625

Rutan & Tucker, LLP                                  25,000         *            25,000              0       --

All selling security holders as a group             325,000       1.9%          325,000              0       --


------------------
*Less than 1%

(1) The figures shown assume the sale of all shares of common stock being registered hereby.


                              PLAN OF DISTRIBUTION

         The shares being offered hereby will be offered and sold by the selling security holders for their own accounts. We will not receive any of the proceeds from the sale of the shares of our common stock pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal, accounting, printing and filing fees, and such expenses are estimated to be $14,240.00.

         The shares offered by this prospectus may be sold from time to time by the selling security holders and those persons' pledgees, donees, transferees or other successors in interest. The selling security holders may sell the shares on The Nasdaq National Market, in privately negotiated transactions or otherwise, at market prices or at negotiated prices. In addition, the selling security holders may engage in short sales and other transactions in the common stock or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the common stock offered under this prospectus in connection with such transactions. They may sell shares by one or a combination of the following without limitation:

         o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

         o face-to-face transactions between sellers and buyers, without a broker-dealer.

         In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling security holders in amounts to be negotiated prior to the sale. The selling security holders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

         Regulation M under the Exchange Act prohibits participants in a distribution and their affiliates from bidding for or purchasing any of the securities that are the subject of the distribution. It also governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

         If any selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act, setting forth:

         o        the name of each of the participating broker-dealers;

         o        the number of shares involved;

         o        the price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

         o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        any other facts material to the transaction.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock in this offering.

                                     EXPERTS

         The consolidated financial statements of netGuru, Inc. and subsidiaries as of March 31, 2001, and for the years ended March 31, 2001 and 2000 which are included in netGuru, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for netGuru, Inc. by Rutan & Tucker, LLP, Costa Mesa, California.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov. Our common stock is quoted on The Nasdaq National Market. Our reports, proxy statements and other information are also available to the public on Nasdaq's Web site at http://www.nasdaq.com.

         This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus omits some of the information contained in the registration statement. You should refer to the registration statement for further information with respect to netGuru, Inc. and the securities offered by this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each case you should refer to the copy of the document filed for complete information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until all of the securities covered by this prospectus are sold by the selling security holders.

         1. Our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001.

         2. Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

         3. Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001.

         4. Our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001.

         5. The description of our common stock contained in our Current Report on Form 8-K (file no. 000-28650) filed with the SEC on March 19, 2002.

         6. All of our reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since the fiscal year ended March 31, 2001.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                  netGuru, Inc.
                            22700 Savi Ranch Parkway
                              Yorba Linda, CA 92887
                             Attention: Clara Young
                            Telephone: (714) 974-2500

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrant, are as follows:

         Securities and Exchange Commission registration fee .....   $    320.41
         Printing expenses........................................   $      0.00
         Legal fees and expenses..................................   $  7,300.00
         Accounting fees..........................................   $  6,120.00
         Miscellaneous expenses...................................   $    500.00

                                Total.............................    $14,240.41
                                                                       =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

         The registrant's Certificate of Incorporation provides that, except in certain specified instances, a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         In addition, the registrant's Certificate of Incorporation and Bylaws obligate the registrant to indemnify its directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of the registrant. The Bylaws also authorize the registrant to purchase and maintain insurance on behalf of any director or officer of the registrant against any liability asserted against such person in such capacity, whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

ITEM 16.  EXHIBITS.

     Exhibit No             Description
     ----------             -----------

         5.1      Opinion of Rutan & Tucker, LLP.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Rutan & Tucker, LLP (included in Exhibit No. 5.1).

         24.1 Power of Attorney (reference is made to page II-3 of this registration statement).

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any additional or changed material information on the plan of distribution.

         Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on March 25, 2002.

                                      netGuru, Inc.


                                      By:   /S/ AMRIT K DAS
                                         ---------------------------------------
                                           Amrit K. Das, Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Amrit K. Das and Jyoti Chatterjee, or either of them, his true and lawful attorney-in-fact and agent, with full power and substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the dates indicated.


                     Name                             Title                               Date
                     ----                             -----                               ----
/S/ AMRIT K. DAS                   Chairman of the Board, Chief Executive            March 25, 2002
------------------------------     Officer and Director (Principal Executive
Amrit K. Das                       Officer


/S/ JYOTI CHATTERJEE               President, Chief Financial Officer, Chief         March 25, 2002
------------------------------     Operating Officer and Director
Jyoti Chatterjee                   (Principal Financial Officer and Principal
                                   Accounting Officer)


/S/ SANTANU DAS                    Corporate Vice President, President,              March 25, 2002
------------------------------     Engineering, Collaboration and Animation
Santanu Das                        Software and Director


/S/ STEPHEN OWEN                   Corporate Vice President, President of            March 11, 2002
------------------------------     European Operations and Director
Stephen Owen


                                   Director                                          ________, 2002
------------------------------
L.M. Singhvi


/S/ GARRET W. VREELAND             Director                                          March 11, 2002
------------------------------
Garret W. Vreeland


/S/ JOHN J. PEPIN                  Director                                          March 25, 2002
------------------------------
John J. Pepin


                                INDEX TO EXHIBITS

Exhibit No                 Description
----------                 -----------

     5.1          Opinion of Rutan & Tucker, LLP.

    23.1          Consent of KPMG LLP.

    23.2          Consent of Rutan & Tucker, LLP (included in Exhibit No. 5.1).

    24.1 Power of Attorney (reference is made to page II-3 of this registration statement).



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